Exhibit 10.28

AGREEMENT

This CLARIFICATION TO AMENDED AND RESTATED CONSULTING AGREEMENT (this “Agreement”) dated as of September 13, 2021, by and between Pluristem Ltd. (the “Company”) and Rose High Tech Ltd. of Tel Mond, Israel (the “Consultant”). Each of the Company and the Consultant shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H

WHEREAS, the Company and the Consultant entered into an Amended and Restated Consulting Agreement dated as of September 10, 2020 (the “Consulting Agreement”) pursuant to which the Consultant was retained by the Company upon the terms and conditions therein; and

WHEREAS, the Company and the Consultant seek to clarify provisions relating to the acceleration of certain awards as set forth in the Consulting Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Unless otherwise defined herein, all terms and conditions used in this Agreement shall have the meanings assigned to such terms in the Consulting Agreement.

2. Paragraph 3 of Section 5 (“Stock based awards”) of the Consulting Agreement is hereby deleted in its entirely and replaced with the following:

“For certain Awards, Zami Aberman shall be entitled to immediate acceleration of the of unvested Awards in the following circumstances: (i) in case of the termination by the Company of the Consulting Agreement for reasons other than as set forth in Section 4.5 of this Agreement, 100% of any unvested Awards; (ii) in case of the termination by the Consultant of the Consulting Agreement, 50% of any unvested Awards at the discretion of the Board of the Parent Company; and (iii) in the event of a Change of Control (as hereinafter defined) of the Parent Company, and provided the Consultant is still providing services to the Parent Company or a subsidiary, 100% of any unvested Awards.”

The Parties further agree that the above referenced acceleration provision is not intended to apply to the Consultant’s awards that provide for market based condition.

3. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Agreement.

4. Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5. Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

6. Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7. Severability. The invalidity or unenforceability of any provisions of this Agreement pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Agreement shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Agreement shall remain in full force and effect. If the Agreement may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, without giving effect to the rules respecting conflict-of-law. Any disputes arising from this Agreement shall be resolved pursuant to Section 8 of the Consulting Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Clarification to Amended and Restated Consulting Agreement to be duly executed as of the day and year first above written.

Company:

PLURISTEM LTD.

By:	/s/ Yaacov (Yaky) Yanay
Name:	Yaacov (Yaky) Yanay

By:	/s/ Chen Franco-Yehuda
Name:	Chen Franco-Yehuda

Consultant:

/s/ Zami Aberman
Rose High Tech Ltd.